                                                                    Exhibit 11.1
                                                                          1 of 2


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                           Three Months Ended September 30,
                                                        ----------------------------------------------------------------------
                                                                    1999                                      1998
                                                        ---------------------------------        -----------------------------
                                                              Basic           Diluted                Basic            Diluted
                                                            ----------       ----------            ----------        ----------
  I.  Weighted Shares Outstanding, Net of Treasury
         Stock Outstanding - Beginning of Period:

             Stock, net                                      2,591,329        2,591,329             3,014,029         3,014,029

             Purchase of treasury stock (weighted)             (16,594)         (16,594)              (42,148)          (42,148)
                                                            ----------       ----------            ----------        ----------
                                                             2,574,735        2,574,735             2,971,881         2,971,881

 II.  Weighted Equivalent Shares:

             Options and warrants assumed exercised                              40,922                                  56,661
                                                            ----------       ----------            ----------        ----------

III.  Weighted Average Shares and Equivalent Shares          2,574,735        2,615,657             2,971,881         3,028,542
                                                            ==========       ==========            ==========        ==========

 IV.  Net Income                                            $      917       $      917            $    1,828        $    1,828
                                                            ==========       ==========           ===========        ==========

  V.  Net Income Per Share                                  $      .36       $      .35            $      .62        $      .60
                                                            ==========       ==========            ==========        ==========


                                                                    Exhibit 11.1
                                                                          2 of 2

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                          Twelve Months Ended September 30,
                                                        ------------------------------------------------------------------------
                                                                     1999                                    1998
                                                        ---------------------------------      ---------------------------------
                                                              Basic           Diluted                Basic            Diluted
                                                            ----------       ----------            ----------        ----------
  I.  Weighted Shares Outstanding, Net of Treasury
         Stock Outstanding - Beginning of Period:            2,940,729        2,940,729             4,713,546         4,713,546

             Options and warrants exercised                      6,508            6,508                 3,247             3,247

             Stock repurchased                                (212,070)        (212,070)             (926,693)         (926,693)

 II.  Weighted Equivalent Shares:

             Options and warrants assumed exercised                              47,477                                  47,803
                                                            ----------       ----------            ----------        ----------

III.  Weighted Average Shares and Equivalent Shares          2,735,167        2,782,644             3,790,100         3,837,903
                                                            ==========       ==========            ==========        ==========

 IV.  Net Income                                            $    8,266       $    8,266            $   14,056        $   14,056
                                                            ==========       ==========            ==========        ==========

  V.  Net Income Per Share (Diluted)                        $     3.02       $     2.97            $     3.71        $     3.66
                                                            ==========       ==========            ==========        ==========